Exhibit 99.1

Stellar Resources Ltd.

for immediate release

November 1, 2011	OTCQB: SRRL

Stellar Sell remaining interest in Elk Hills Heavy Oil LLC for $1 million.

HENDERSON, NV November 1, 2011 - Stellar Resources Ltd., (OTCQB: SRRL), (the “Company”) is pleased to announce that it sold its remaining ownership interest in Elk Hills Heavy Oil LLC (EHHO) to Elk Hills Petroleum Canada Ltd. (EHPC).

The Company sold 75,000 ownership units (representing a 41.67% ownership) to EHPC for $1,000,000 payable by April 30, 2012. EHPC now has 150,000 EHHO ownership units representing 83.5% ownership interest. Concurrent with the sale Ray Jefferd resigned as Co-President of EHHO and Stellar resigned as co-manager of EHHO.

The Company chose to sell its minority interest in EHHO to EHPC rather than make further investment in exploring the EHHO property. This divestiture allows the Company to continue its focus of acquiring and developing technologies that have a high profit impact on the upstream oil and gas business.

On behalf of the Board
Stellar Resources Ltd.

www.stellarltd.com

   “Ray Jefferd”
Ray Jefferd
President & CEO

FORWARD LOOKING STATEMENT

This press release contains statements, which may constitute 'forward-looking statements' within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include fluctuation of operating results, the ability to compete successfully and the ability to complete before-mentioned transactions. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.